Exhibit 99.1

Combined Super Dragon
Limited and Videotel Marine
Asia Limited Group

Combined Financial Statements

For the years ended
December 31, 2013 and 2012

INDEPENDENT AUDITOR'S REPORT

Board of Directors
Super Dragon Limited and Videotel Marine Asia Limited Group

We have audited the accompanying combined financial statements of Super Dragon Limited and subsidiaries and Videotel Marine Asia Limited Group and subsidiaries, which comprise the combined balance sheets as of December 31, 2013 and 2012, and the related combined statements of operations, changes in stockholders’ equity, and cash flows for the years then ended, and the related notes to the combined financial statements.
Management’s responsibility for the financial statements
Management is responsible for the preparation and fair presentation of these combined financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of combined financial statements that are free from material misstatement, whether due to fraud or error.
Auditor’s responsibility
Our responsibility is to express an opinion on these combined financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statements are free from material misstatement.
An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the combined financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the combined financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the combined financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the combined financial statements.
We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.
Opinion
In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of Super Dragon Limited and subsidiaries and Videotel Marine Asia Limited Group and subsidiaries as of December 31, 2013 and 2012, and the results of their operations and their cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

/s/ GRANT THORNTON UK LLP
Leeds
United Kingdom
September 16, 2014

SUPER DRAGON LIMITED AND VIDEOTEL MARINE ASIA LIMITED GROUP
COMBINED BALANCE SHEETS
(in thousands, except share data)

	As of
	December 31,
	2013	2012
ASSETS
Current assets:
Cash	£9,353	£7,303
Accounts receivable, net of allowance for doubtful accounts of £300 and £566, respectively	3,453	2,811
Prepaid expenses and other current assets	87	83
Total current assets	12,893	10,197
Property and equipment, net	2,647	2,039
Film production costs, net	790	692
Capitalized software, net	383	340
Acquired intangible assets, net	1,488	2,335
Deferred tax asset	866	768
Total assets	£19,067	£16,371

LIABILITIES AND STOCKHOLDER'S EQUITY
Current liabilities:
Accounts payable	£1,274	£1,221
Accrued expenses	1,021	880
Accrued taxes	1,204	1,137
Deferred revenue	1,805	1,073
Stockholder loan	2,400	2,400
Dividend payable	4,100	—
Total current liabilities	11,804	6,711
Other non-current liabilities	737	635
Liability for uncertain tax positions	2,202	2,296
Total liabilities	14,743	9,642
Commitments and contingencies (note 5)
Stockholder's equity:
Super Dragon Limited common stock, £0.09 par value. Authorized 10,000 shares; 100 shares issued outstanding.	—	—
Videotel Marine Asia Limited common stock, £0.07 par value. Authorized 10,000 shares; 100 shares issued and outstanding.	—	—
Accumulated earnings	4,324	6,729
Total stockholder's equity	4,324	6,729
Total liabilities and stockholder's equity	£19,067	£16,371

See accompanying Notes to Combined Financial Statements.

SUPER DRAGON LIMITED AND VIDEOTEL MARINE ASIA LIMITED GROUP
COMBINED STATEMENTS OF OPERATIONS
(in thousands)

	Years ended
	December 31,
	2013	2012
Revenue	£13,422	£13,090
Costs and expenses:
Cost of sales	4,032	3,725
Sales and marketing	3,738	3,756
General and administrative	1,522	1,926
Total costs and expenses	9,292	9,407
Income from operations	4,130	3,683
Other income, net	480	317
Income before income tax expense	4,610	4,000
Income tax expense	965	1,090
Net income	£3,645	£2,910

See accompanying Notes to Combined Financial Statements.

SUPER DRAGON LIMITED AND VIDEOTEL MARINE ASIA LIMITED GROUP
COMBINED STATEMENTS OF CHANGES IN STOCKHOLDER'S EQUITY
(in thousands, except share data)

	Common Stock of Super Dragon Limited		Common Stock of Videotel Marine Asia Limited		Accumulated Earnings	Total Stockholder's Equity
	Shares	Amount	Shares	Amount
Balance at December 31, 2011	100	£—	100	£—	£3,819	£3,819
Net income	—	—	—	—	2,910	2,910
Balance at December 31, 2012	100	£—	100	£—	£6,729	£6,729
Net income	—	—	—	—	3,645	3,645
Cash dividends declared - Super
Dragon Limited	—	—	—	—	(700)	(700)
Cash dividends declared -
Videotel Marine Asia Limited	—	—	—	—	(5,350)	(5,350)
Balance at December 31, 2013	100	£—	100	£—	£4,324	£4,324

See accompanying Notes to Combined Financial Statements.

SUPER DRAGON LIMITED AND VIDEOTEL MARINE ASIA LIMITED GROUP
COMBINED STATEMENTS OF CASH FLOWS
(in thousands)

	Years ended
	December 31,
	2013	2012
Cash flows from operating activities:
Net income	£3,645	£2,910
Adjustments to reconcile net income to net cash provided by operating activities:
Allowance for doubtful accounts	131	271
Depreciation and amortization	2,236	2,154
Loss on disposals	185	130
Deferred taxes	(98)	(249)
Change in operating assets and liabilities:
Accounts receivable	(773)	(103)
Prepaid expenses and other current assets	(4)	14
Film production costs	(356)	(294)
Accounts payable	(432)	(356)
Accrued expenses	97	229
Accrued taxes	67	7
Deferred revenue	732	403
Other non-current liabilities	102	127
Liability for uncertain tax positions	(94)	238
Net cash provided by operating activities	5,438	5,481

Cash flows from investing activities:
Purchase of property and equipment, including internally developed software	(1,438)	(1,220)
Net cash used in investing activities	(1,438)	(1,220)

Cash flows from financing activities:
Repayment of related party loan	—	(2,759)
Dividends paid	(1,950)	—
Net cash used in financing activities	(1,950)	(2,759)
Net increase in cash	2,050	1,502
Cash, beginning of period	7,303	5,801
Cash, end of period	£9,353	£7,303
Supplemental disclosure of noncash investing and financing activities:
Cash paid for income taxes	£1,162	£801
Changes in accounts payable and accrued expenses related to fixed asset additions	£529	£557

See accompanying Notes to Combined Financial Statements.

SUPER DRAGON LIMITED AND VIDEOTEL MARINE ASIA LIMITED GROUP
Notes to Combined Financial Statements
(All amounts in thousands)

(1)	Summary of Significant Accounting Policies
(a) Description of Business
Super Dragon Limited (“SD”) and Videotel Marine Asia Limited Group (“VMA”) and their subsidiaries (the “Group”) provide maritime training materials for oil, gas and chemical tankers, container, refrigerated cargo, passenger and RO-RO ships, offshore operations, pilots, surveyors, port and terminal operators, and more. The Group produces training materials for the maritime industry in which it actively sells to the global market. The maritime training catalogue contains over 800 titles available in a range of formats and different languages, computer-based training (“CBT”) and online training solutions. The Group also provides tailored training management services, enabling customers to keep up to date records.
(b) Basis of Presentation
The Group has been under common management control by virtue of Newton Cheng’s 100% shareholding of each of the legal entities, throughout the years presented in the combined financials. However, they did not form a legal group in those years. The combined financial statements have been prepared by aggregating the assets, liabilities, results of operations, share capital, and retained earnings less dividends of the relevant entities, after eliminating inter-entity transactions and balances. The entities included in the combined financial statements for the years ended December 31, 2013 and 2012 are as follows:

Legal Entity	Country of incorporation	Description
Super Dragon Limited	Hong Kong	Holding Group of Videotel Marine International Limited, Videotel Consultants & Rentals Limited, Videotel Training Services and Videotel Limited
Videotel Marine Asia Limited	Hong Kong	Holding Group of Videotel PTE Limited, Distribution of marine training material
Videotel Training Services Limited	England and Wales	Subsidiary of Super Dragon Limited, Supply of training services
Videotel Consultants & Rentals Limited	England and Wales	Subsidiary of Super Dragon Limited, Production and distribution of marine training material
Videotel Marine International Limited	England and Wales	Subsidiary of Super Dragon Limited, Distribution of marine training material
Videotel Limited	England and Wales	Subsidiary of Super Dragon Limited, Dormant
Videotel PTE Limited	Singapore	Subsidiary of Videotel Marine Asia Limited, Administrative and Support Services
The combined financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”). Each entity included within the combined financial statements has been adjusted to ensure consistent accounting policies are applied across the Group, unless otherwise stated. The combined financial statements are presented in pounds sterling, which is the Group’s functional and reporting currency. Amounts are rounded to the nearest thousand, unless otherwise stated. The combined financial statements have been prepared under the historical cost convention.

(c) Significant Estimates and Assumptions
The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the financial statements and the reported amounts of sales and expenses during the reporting periods. Significant estimates and assumptions by management affect the Group’s revenue recognition, valuation of accounts receivable, assumptions used to determine fair value of intangible assets, deferred tax liabilities and accounting for contingencies.
Although the Group regularly assesses these estimates, actual results could differ materially from these estimates. Changes in estimates are recorded in the period in which they become known. The Group bases its estimates on historical experience and various other assumptions that it believes to be reasonable under the circumstances.
(d) Fair Value of Financial Instruments
Certain financial instruments are carried at cost on the combined balance sheets, which approximates fair value due to their short-term, highly liquid nature. These instruments include cash, accounts receivable, accounts payable and accrued expenses.
(e) Fair value of Non-Financial Instruments
The Group’s non-financial assets and liabilities, such as intangible assets, and other long-lived assets resulting from business combinations are measured at fair value using income approach valuation methodologies at the date of acquisition and subsequently re-measured if there are indicators of impairment. There were no indicators of impairment identified during the years ended December 31, 2013 and 2012. As of December 31, 2013, the Group did not have any other non-financial assets or liabilities that were carried at fair value on a recurring basis in the combined financial statements or for which a fair value measurement was required.
(f) Revenue Recognition
The Group recognizes revenue when persuasive evidence of an arrangement exists, delivery has occurred, price is fixed or determinable, and collection of the resulting receivable is reasonably assured. Revenue recognition requires judgment and estimates, which may affect the amount and timing of revenue recognized in any given period.
The Group’s revenue transactions are comprised of both single-element and multiple-element transactions. Multiple-element transactions may include subscriptions to two or more products or services, including subscriptions for the use of the Group’s film and training content, hardware, software, and updates to content and software. The Group may also enter into arrangements to sell its film and training content directly to or develop content on behalf of its customers.
The Group’s revenue arrangements related to subscriptions to its content via “Videotel On Demand” computer-based units (“VOD units”) or DVD libraries falls within the guidance of Subtopic 605-25, Revenue Recognition-Multiple-Element Arrangements (ASC 605-25) and Topic 926, Entertainment – Films. The Group assessed whether the elements specified in its multiple-element arrangements should be treated as separate units of accounting for revenue recognition purposes, concluding that each subscription arrangement represents a single unit of accounting. Revenue recognition commences upon delivery of the VOD unit or DVD library to the customer and is recognized on a straight-line basis during the subscription arrangement’s initial and subsequent billing periods. The subscription fee amounts are billed in excess of revenue recognized resulting in deferred revenues that are subsequently recognized as revenue in later reporting periods in accordance with their revenue recognition policies.
The Group also sells its film and training content directly to customers. Revenue for these arrangements is recorded upon delivery of the content, provided all other criteria for revenue recognition are met.
The Group may at times develop custom film, training and other content for its customers. These services are usually in the form of time and materials based contracts which are generally short in duration. Revenue for these services is recorded at the completion of services and delivery of content specified in the customer contract.
The Group enters into arrangements from time to time with third parties to jointly finance and distribute certain of its film productions, falling within the guidance of Topic 470, Debt (ASC 470). Any up-front payments from third parties are recorded as non-current liabilities. Upon distribution of the related productions, any payments to these third parties are offset against the associated liability until relieved, after which the payments are recorded as expense.

(g) Accounts Receivable and Allowance for Doubtful Accounts
Accounts receivable are stated net of an allowance for uncollectible accounts, which are determined by establishing reserves for specific accounts and consideration of historical and estimated probable losses. Account balances are charged against the allowance when the Group determines it is probable that the receivable will not be recovered.
(h) Business and Credit Concentrations
The Group sells its services to a significant number of large and small commercial customers throughout the world. None of the Group’s individual customers accounted for more than 10% of annual Group sales in 2013 or 2012. The Group performs continuing credit evaluations of its customers.
(i) Property and Equipment
Property and equipment is stated at cost less accumulated depreciation. Depreciation is computed on the straight-line method over the estimated useful lives of the respective assets. The useful lives used in determining the depreciation rates of assets are as follows:

Useful Life
VOD units	4
Furniture and fixtures	7
Office and computer equipment	3
(j) Film Production Costs
The Group capitalizes direct costs incurred in the production of its training videos, such as the writing, directing, narrating, casting, location rental, and editing. These film costs are classified as a non-current asset on its combined balance sheet and are placed into service upon the film title being released and available for customer’s use. The Group’s sales model is subscription based, in which fees from third parties are not directly attributable to the exhibition of a particular film but rather access to the entire film library. Accordingly, management estimates that the straight line method is the most representative for the amortization of film costs. Consistent with the period over which ultimate revenues are assessed, (i.e. subscription period), the film costs are amortized over four years. In the event that the film title is replaced or removed from the film library before the amortization period has expired, all unamortized costs would be expensed immediately.
The Group capitalized £356 and £294 expenses related to film production costs during the years ended December 31, 2013 and 2012, respectively. The Group recorded production cost amortization of £258 and £246 in the years ended December 31, 2013 and 2012, respectively, which is included in cost of sales in the accompanying combined statements of operations. There were disposals of £187 and £185 in the years ended December 31, 2013 and 2012, respectively.
(k) Capitalized Software
The Group capitalizes costs related to its computer based training courses incurred during the application development stage. Costs related to preliminary project activities and post implementation activities are expensed as incurred. Internal-use software is amortized on a straight line basis over its estimated useful life of four years. Management evaluates the useful lives of these assets on an annual basis and tests for impairment whenever events or changes in circumstances occur that could impact the recoverability of these assets.
The Group capitalized £137 and £209 expenses related to internal-use software development during the years ended December 31, 2013 and 2012, respectively. Capitalized internal-use software amortization expense totaled £95 and £61 for the years ended December 31, 2013 and 2012, respectively, which is included in cost of sales in the accompanying combined statements of operations. There were disposals of £22 and £53 in the years ended December 31, 2013 and 2012, respectively.
(l) Acquired Intangible Assets
The Group’s acquired intangible assets are associated with the purchase of Videotel Marine International Limited, Videotel Consultants and Rentals Limited, Videotel Training Services Limited, and Videotel Limited by Super Dragon Limited in May 2010. No goodwill was recorded as a result of the May 2010 transaction.

Acquired intangible assets are comprised of the following, which are being amortized on a straight line basis over the following estimated useful lives:

Useful Life
Customer relationships	8
Proprietary content	5
Internally developed software	4
Intangible assets with estimated lives and other long-lived assets are reviewed for impairment when events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of intangible assets with estimated lives and other long-lived assets is measured by a comparison of the carrying amount of an asset or asset group to future net undiscounted cash flows expected to be generated by the asset or asset group. If these comparisons indicate that an asset is not recoverable, the Group will recognize an impairment loss for the amount by which the carrying value of the asset or asset group exceeds the related estimated fair value. Estimated fair value is based on either discounted future operating cash flows or appraised values, depending on the nature of the asset. There are no events or changes in circumstances that indicated any of the carrying amounts of the Group’s intangible assets may not be recoverable during 2013. As of December 31, 2013 and 2012, there were no impairment losses recognized for intangible assets and other long-lived assets. See note 3 for further discussion of acquired intangible assets.
(m) Foreign Currency Remeasurement
The Group's operations are subject to exchange rate fluctuations and foreign currency transaction costs. As the Group’s functional and reporting currency is pounds sterling, any foreign currency denominated assets and liabilities are remeasured at the period-end exchange rates and related gains or losses are reflected as other income in the combined statements of operations. Non-monetary assets (e.g., property and equipment) and related income statement accounts (e.g., cost of sales and expenses) are re-measured at historical exchange rates. The majority of the Group's sales are denominated in pounds sterling. Realized foreign currency remeasurement gains and losses are recognized within other income, net in the accompanying combined statements of operations. During the years ended December 31, 2013 and 2012, the Group recognized net gains on foreign exchange of £228 and £38, respectively.
(n) Income Taxes
Income taxes are accounted for under the asset and liability method. Under the asset and liability method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases.
Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. The Group records valuation allowances to reduce deferred income tax assets to the amount that is more likely than not to be realized. The Group determines whether it is more likely than not that a tax position will be sustained upon examination. If it is not more likely than not that a position will be sustained, no amount of the benefit attributable to the position is recognized. The tax benefit to be recognized of any tax position that meets the more likely than not recognition threshold is calculated as the largest amount that is more than 50% likely of being realized upon resolution of the contingency. See note 6 for further discussion of income taxes.
(o) Contingent Liabilities
The Group estimates the amount of potential exposure it may have with respect to claims, assessments and litigation in accordance with Topic 450, Contingencies. The Group is not party to any lawsuit or proceeding that, in management’s opinion, is likely to materially harm the Group’s business, results of operations, financial condition or cash flows, as described in note 7. It is not always possible to predict the outcome of litigation, as it is subject to many uncertainties. Additionally, it is not always possible for management to make a meaningful estimate of the potential loss or range of loss associated with such litigation. As of December 31, 2013, no losses have been accrued with respect to pending litigation.
(p) Shipping and Handling Costs
Shipping and handling costs for customer orders are expensed as incurred and included in cost of sales. Billings for shipping and handling are reflected within service revenue in the combined statements of operations.

(q) Advertising Costs
Costs related to advertising are expensed as incurred. Advertising expense was £86 and £78 for the years ended December 31, 2013 and 2012, respectively.
(r) Evaluation of Subsequent Events
The Group has evaluated subsequent events through September 15, 2014, which is the date the financial     statements were available to be issued.

(2)	Property and equipment, net
Property and equipment, net, as of December 31, 2013 and 2012 consist of the following:

	Year-ended
	December 31,
	2013	2012
VOD units	£4,529	£3,769
Furniture and fixtures	19	19
Office and computer equipment	67	142
	4,615	3,930
Less accumulated depreciation	1,968	1,891
	£2,647	£2,039
Depreciation for the years ended December 31, 2013 and 2012 amounted to £1,036 and £998, respectively. Depreciation for VOD units is included in cost of sales in the accompanying combined statements of operations. Depreciation for all other fixed assets is included in operating expenses in the accompanying combined statements of operations.

(3)	Acquired intangible assets, net
Intangible assets are subject to amortization. The following table summarizes other intangible assets as of December 31, 2013 and 2012, respectively:

	Gross Carrying Amount	Accumulated Amortization	Net Carrying Value
December 31, 2013
Customer relationships	£1,120	£514	£606
Proprietary content	3,225	2,367	858
Internally developed software	253	229	24
	£4,598	£3,110	£1,488
December 31, 2012
Customer relationships	£1,120	£374	£746
Proprietary content	3,225	1,722	1,503
Internally developed software	253	167	86
	£4,598	£2,263	£2,335

The Group amortizes its intangible assets over the estimated useful lives of the respective assets. Amortization expense related to intangible assets was £847 and £851 for years ended December 31, 2013 and 2012, respectively.

Estimated future amortization expense for intangible assets recorded by the Group at December 31, 2013 is as follows:

Years ending December 31,	Amortization Expense
2014	£806
2015	355
2016	140
2017	140
2018	47
Thereafter	—
Total amortization expense	£1,488

(4)	Accrued expenses
The Group’s accrued expenses consist of the following:

	Year-ended
	December 31,
	2013	2012
Accrued Commissions	£770	£551
Accrued Expense, Other	251	329
Total	£1,021	£880

(5)	Commitments and Contingencies
The Group has certain operating leases for office space in London, United Kingdom and Singapore. The following reflects future minimum payments under operating leases that have initial or remaining non-cancelable lease terms at December 31, 2013:

Years ending December 31,	Operating Leases
2014	£142
2015	139
2016	125
2017	125
2018	125
Thereafter	85
Total minimum lease payments	£741
Total rent expense incurred under facility operating leases amounted to £135 for the years ended December 31, 2013 and 2012.
In the normal course of business, the Group enters into unconditional purchase order obligations with its suppliers for inventory and other operational purchases. There were no outstanding and unconditional purchase order obligations as of December 31, 2013 and 2012.
The Group did not have any off-balance sheet commitments, guarantees, or standby repurchase obligations as of December 31, 2013 and 2012.
Videotel Marine Asia Limited received £265 during 2013, which is recognized in other income, net in the accompanying combined statements of operations, in respect of a settlement with a customer arising from the cancellation of a contract. If a new contract is entered into with this customer, the amounts received as part of the settlement could be offset against future sales. The likelihood of this transaction is deemed to be remote. As December 31, 2013 and December 31, 2012, there were no other contingent liabilities.
The Group had no capital commitments of at the end of the financial years December 31, 2013 and 2012.

(6)	Income Taxes
The components of pre-tax income for the year ended December 31, 2013 and 2012, respectively, are as follows (in thousands):

	Year-ended
	December 31,
	2013	2012
U.S.	£—	£—
Foreign	4,610	4,000
	£4,610	£4,000
The provision for income taxes for the periods ended December 31, 2013 and 2012, respectively, consists of the following (in thousands):

	Year-ended
	December 31,
	2013	2012
Current
Federal	£—	£—
State	—	—
Foreign	1,063	1,339
	1,063	1,339

Deferred
Federal	—	—
State	—	—
Foreign	(98)	(249)
	(98)	(249)
Total	£965	£1,090
The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities at December 31, 2013 and 2012 are as follows (in thousands):

	December 31,
	2013	2012
Depreciation	£849	£740
Deferred revenue	108	88
Net operating loss carryforwards	84	103
Valuation allowance	(84)	(103)
Net deferred tax assets	957	828

Other	(91)	(60)
Total deferred tax liability	(91)	(60)
Net deferred tax assets	£866	£768

The major reconciling items between the effective tax rate of the Group for the periods ended December 31, 2013 and 2012, respectively, and the domestic statutory income tax rate are adjustments for foreign income subject to lower tax rates, and foreign exchange losses not subject to tax.
At December 31, 2013 and 2012, respectively, the Group had foreign net operating loss carryforwards of approximately £367 and £429, respectively. These foreign losses do not expire.
Deferred income taxes arise from temporary differences between the tax and financial statement recognition of revenue and expense.  In evaluating the Group’s ability to recover its deferred tax assets within the jurisdiction from which they arise, the Group considers all available positive and negative evidence, including reversals of deferred tax liabilities, projected future taxable income, tax planning strategies and recent financial operations.  A valuation allowance of £84 and £103 at December 31, 2013 and 2012, respectively, has been provided for the foreign net operating losses where it has been determined that it is more likely than not, based upon persuasive evidence, that the tax benefits will not be utilized.
The Group is subject to income taxes in many jurisdictions.  Significant judgment is required in determining the worldwide provision for income taxes.  In the ordinary course of business, there are many transactions and calculations in which the ultimate tax determination is uncertain. Although the Group believes the estimates for uncertain tax positions are reasonable and recorded in accordance with accounting standards, the final determination upon examination could be materially different than that which is reflected in historical income tax provisions and accruals.  Additional taxes assessed as a result of an examination could have a material effect on the Group's income tax provision and net income in the period or periods in which the determination is made. Interest and penalties related to uncertain positions have been classified as a component of income tax expense. Interest and penalties recognized in the statement of operations for the years ended December 31, 2013 and 2012 were £35 and £64, respectively. Total interest and penalties accrued at the years ended December 31, 2013 and 2012 were £576 and £540, respectively.
As of December 31, 2013 and 2012, the liability for uncertain tax positions is £2.2 million and £2.3 million, respectively.
The Group is subject to taxation in various foreign jurisdictions. Certain tax years could be subject to audit if selected by tax authorities. The Group is currently subject to audit in certain foreign jurisdictions for calendar years 2011 through 2013. In certain other foreign jurisdictions, the Group is currently subject to audit for tax years 2008 through 2013.

(7)	Legal Matters
From time to time, the Group is involved in litigation incidental to the conduct of its business. In the ordinary course of business, the Group is a party to inquiries, legal proceedings and claims including, from time to time, disagreements with vendors and customers. The Group is not a party to any lawsuit or proceeding that, in management’s opinion, is likely to materially harm the Group’s business, results of operations, financial condition or cash flows.

(8)	Stockholder Loan
The outstanding stockholder loan of approximately £2,400 is unsecured, interest free and has no fixed terms of repayment.  The shareholder agreed not to demand repayment of the loan unless the Group has sufficient working capital.

(9)	Related Party Transactions
Winwell Services Limited (“Winwell”) is a related party by virtue of common directorship. Winwell serves as the exclusive sales agent covering Vancouver, Vietnam, China, Taiwan, Hong Kong, and Macau. The exclusive agreement extends until March 2021, with a termination clause in event of default provisions. The Group paid Winwell commissions, retainer fees and productions expenses of £695 and £604 for the year ended December 31, 2013 and 2012, respectively, of which £208 and £153 was accrued for as of December 31, 2013 and 2012, respectively, and included in accrued expenses on the combined balance sheet.

Stephen Bond serves as a consultant to the Group and is primarily in charge of customer relations, sales development and production.  Mr. Bond is not a statutory director of the Group, however is the Group’s former owner and holds the title of Chairman.  The Group paid Mr. Bond £150 in each of 2012 and 2013.  In addition, the Group paid his Group-related travel expenses during this period. At each of December 31, 2013 and 2012, the Group had £nil outstanding payables due to Mr. Bond. In May 2010, the Group had a £4.4 million related-party loan due to Mr. Bond, which was payable over 4 years at 0% interest. The Group paid the remaining outstanding balance on this loan of £2.7 million in 2012. The Group leases its London, United Kingdom office space from Living Tapes Ltd, an entity solely owned by Mr. Bond.  The Group paid Living Tapes lease payments of £105 and £105 for the year ended December 31, 2013 and 2012, respectively.  The lease is contracted at an annual rate of £105 through expiration on August 2, 2019.  See note 5.
The Group has an outstanding loan with its sole stockholder, Newton Cheng. See note 8.

(10)	Subsequent Events
On July 2, 2014, the Group was acquired by Nigel Cleave. On that same day, the Group was acquired from Nigel Cleave by KVH Media Group Limited, a Company registered in England and Wales and a wholly owned subsidiary of KVH Industries, Inc., a Company registered in the United States. As part of the acquisition, all previous shareholder funding was repaid in full, and KVH Industries, Inc. became the ultimate controlling party.